Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth quarter revenue up 3.9% sequentially and 27% year-over-year;

Annual revenue of $6.12 billion, up 33% year-over-year;

Provides guidance for 2012 revenue growth of at least 23%

TEANECK, N.J., February 8, 2012 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its fourth quarter and full year 2011 financial results.

Highlights – Fourth Quarter 2011

•	Quarterly revenue rose to $1.66 billion, up 26.9% from the year-ago quarter and 3.9% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $0.78, compared to $0.66 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $0.84, compared to $0.70 in the year-ago quarter.

•	Net headcount addition for the quarter exceeded 7,300; year-end headcount was approximately 137,700.

Revenue for the fourth quarter of 2011 rose to $1.66 billion, up 26.9% from $1.31 billion in the fourth quarter of 2010. GAAP net income was $240.1 million, or $0.78 per diluted share, compared to $206.2 million, or $0.66 per diluted share, in the fourth quarter of 2010. Diluted earnings per share on a non-GAAP basis was $0.84. GAAP operating margin for the quarter was 18.5%. Excluding stock-based compensation expense of $26.0 million, non-GAAP operating margin was 20.1%, marginally higher than the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are very pleased, once again, to deliver industry leading revenue growth in 2011 while maintaining stable margins and investing for our long-term success,” said Francisco D’Souza, CEO of Cognizant. “As a result of strong client relationships and continued investments in people, knowledge and technology, we believe that Cognizant remains uniquely positioned to help clients take advantage of the volatility in the marketplace and accomplish the dual mandates of driving costs and efficiencies in their core operations while transforming their businesses to fuel top-line growth. With business challenges driven by globalization, regulatory changes, virtualization and consolidation and a confluence of new technology architectures such as mobile, social, cloud and big data, clients are increasingly looking to a partner like Cognizant that can create new levels of business value.”

Highlights – Full Year 2011

•	Revenue increased to $6.12 billion, up 33.3% from the previous year.

•	Diluted EPS on a GAAP basis was $2.85, compared to $2.37 in the previous year.

•	Diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense, was $3.07, compared to $2.51 in the previous year.

Revenue for 2011 increased to $6.12 billion, up 33.3% from $4.59 billion for 2010. GAAP net income was $883.6 million, or $2.85 per diluted share, compared to $733.5 million, or $2.37 per diluted share, for 2010. Diluted earnings per share on a non-GAAP basis was $3.07. GAAP operating margin was 18.6%. Excluding stock-based compensation expense of $90.2 million, non-GAAP operating margin was 20.0%. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included in the table at the end of this release.

First Quarter & Full Year 2012 Outlook

The Company is providing the following guidance:

•	First quarter 2012 revenue anticipated to be at least $1.70 billion.

•	First quarter 2012 diluted EPS expected to be $0.79 on a GAAP basis and $0.85 on a non-GAAP basis, which excludes $0.06 of estimated stock-based compensation expense.

•	Full year 2012 revenue expected to be at least $7.53 billion, up at least 23% compared to 2011.

•	Full year 2012 diluted EPS expected to be at least $3.43 on a GAAP basis, and $3.69 on a non-GAAP basis, which excludes $0.26 of estimated stock-based compensation expense.

•	EPS guidance excludes the impact of any non-operating foreign currency exchange gains or losses.

“2011 was an excellent year for us. Broad-based revenue growth of 33% and net staffing additions of 33,700 are testaments to our ability to scale and expand our operations globally while preserving our client-first culture and maintaining high levels of employee satisfaction,” said Gordon Coburn, President of Cognizant. “Our fourth quarter annualized attrition rate of 10%, including our BPO/KPO practice, was quite favorable compared to the industry and is a true reflection of our status as an employer of choice.”

Conference Call

Cognizant will host a conference call February 8, 2012 at 8:00 a.m. (Eastern) to discuss the Company’s quarterly and full year 2011 results. To listen to the conference call, please dial (800) 374-0467 (domestically) and (706) 679-3288 (internationally) and provide the following conference ID number: 41187116.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers and entering 41187116 from a half hour after the end of the call until 11:59 p.m. (Eastern) on Wednesday, February 22, 2012. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 137,700 employees as of December 31, 2011, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Moreover, because of varying available valuation methodologies permitted under U.S. GAAP and the variety of award types that companies can use, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely stock-based compensation, that are recurring. Stock-based compensation will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasury

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues	$1,663,707	$1,310,602	$6,121,156	$4,592,389

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	970,689	758,023	3,538,622	2,654,569
Selling, general and administrative expenses	352,456	279,921	1,328,665	972,093
Depreciation and amortization expense	32,419	28,037	117,401	103,875

Income from operations	308,143	244,621	1,136,468	861,852

Other income (expense), net:
Interest income	10,868	6,139	39,249	25,793
Other, net	4,069	(2,216)	(6,568)	(9,065)

Total other income (expense), net	14,937	3,923	32,681	16,728

Income before provision for income taxes	323,080	248,544	1,169,149	878,580

Provision for income taxes	82,953	42,378	285,531	145,040

Net income	$240,127	$206,166	$883,618	$733,540

Basic earnings per share	$0.79	$0.68	$2.91	$2.44

Diluted earnings per share	$0.78	$0.66	$2.85	$2.37

Weighted average number of common shares outstanding - Basic	302,354	303,631	303,277	300,781

Weighted average number of common shares outstanding - Diluted	308,827	311,776	310,351	309,137

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	December 31,	December 31,
	2011	2010
Assets
Current Assets
Cash and cash equivalents	$1,310,906	$1,540,969
Short-term investments	1,121,358	685,419
Trade accounts receivable, net of allowances of $24,658 and $20,991, respectively	1,179,043	901,308
Unbilled accounts receivable	139,627	112,960
Deferred income tax assets, net	109,042	96,164
Other current assets	225,530	181,414

Total Current Assets	4,085,506	3,518,234
Property and equipment, net	758,034	570,448
Goodwill	288,772	223,963
Intangible assets, net	97,616	85,136
Deferred income tax assets, net	164,192	109,808
Other noncurrent assets	113,813	75,485

Total Assets	$5,507,933	$4,583,074

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$72,205	$75,373
Deferred revenue	105,713	84,590
Accrued expenses and other current liabilities	1,031,787	770,763

Total Current Liabilities	1,209,705	930,726
Deferred income tax liabilities, net	3,339	4,946
Other noncurrent liabilities	342,003	62,971

Total Liabilities	1,555,047	998,643

Stockholders’ Equity	3,952,886	3,584,431

Total Liabilities and Stockholders’ Equity	$5,507,933	$4,583,074

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures (Unaudited)

(In thousands, except per share amounts)

	00000000	00000000		00000000	00000000	00000000		00000000
	Three Months Ended December 31,				Three Months Ended December 31,
	2011	2011		2011	2010	2010		2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Income from operations	$308,143	$25,988	(a)	$334,131	$244,621	$14,940	(c)	$259,561

Operating margin	18.5%	1.6%	(a)	20.1%	18.7%	1.1%	(c)	19.8%

Diluted earnings per share	$0.78	$0.06	(e)	$0.84	$0.66	$0.04	(e)	$0.70

	00000000	00000000		00000000	00000000	00000000		00000000
	Twelve Months Ended December 31,				Twelve Months Ended December 31,
	2011	2011		2011	2010	2010		2010
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Income from operations	$1,136,468	$90,232	(b)	$1,226,700	$861,852	$56,984	(d)	$918,836

Operating margin	18.6%	1.4%	(b)	20.0%	18.8%	1.2%	(d)	20.0%

Diluted earnings per share	$2.85	$0.22	(e)	$3.07	$2.37	$0.14	(e)	$2.51

Notes:

(a)	Adjustment to exclude stock-based compensation of $25,988 from income from operations of which $4,118 was reported in cost of revenues and $21,870 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(b)	Adjustment to exclude stock-based compensation of $90,232 from income from operations of which $15,257 was reported in cost of revenues and $74,975 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(c)	Adjustment to exclude stock-based compensation of $14,940 from income from operations of which $3,258 was reported in cost of revenues and $11,682 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(d)	Adjustment to exclude stock-based compensation of $56,984 from income from operations of which $13,147 was reported in cost of revenues and $43,837 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.